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                                                                  EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LETTERHEAD]




SECURITIES & EXCHANGE COMMISSION






CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9630) and on Form S-8 (No. 333-12800) of Lions Gate Entertainment Corp. of our report dated June 22, 2001, except for note 2(a) which is at April 28, 2003, relating to the consolidated financial statements of the Company which appears in this Annual
Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP

Toronto, Canada
June 30, 2003



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization